Exhibit 99.1

PRESS RELEASE

CONTACT:

Mike Smith, CFA
719-637-5773
michael.smith@vectrus.com

Vectrus Announces Second Quarter 2017 Results

•	Second quarter 2017 diluted EPS of $0.49 and 3.5 percent operating margin

•	Awarded $97 million Keesler Air Force Base contract

•	Sue Deagle joined Vectrus as Chief Growth Officer

•	Reaffirming 2017 guidance

COLORADO SPRINGS, Colo., August 8, 2017 — Vectrus, Inc. (NYSE:VEC) announced second quarter 2017 financial results. For the second quarter, revenue was $259.3 million, operating income was $9.2 million, and diluted earnings per share were $0.49. As of June 30, 2017, year-to-date net cash provided by operating activities was $5.7 million.

“Our position in the marketplace continues to improve and I am pleased with the progress we made in the second quarter. During the quarter, we were awarded a $97 million firm fixed-price contract to provide base operations support services at Keesler Air Force Base,” said Chuck Prow, president and chief executive officer of Vectrus. “Keesler was a strategic win for Vectrus, which further expands our work with the Air Force and builds on our recent $278 million Maxwell Air Force Base re-compete win.”

"During the quarter, Sue Deagle joined the Vectrus executive management team as Chief Growth Officer," said Prow. "Sue brings significant federal market experience and will play a major role in the implementation and execution of our growth strategy."

Second Quarter 2017 Results

•	Revenue $259.3 million

•	Operating income $9.2 million

•	Operating margin 3.5%

•	Diluted earnings per share $0.49

Second quarter 2017 revenue of $259.3 million decreased $48.6 million or 15.8 percent compared to the second quarter of 2016. The decrease in revenue was attributable to lower activity from our

Exhibit 99.1

Middle East programs of $24.3 million, our Afghanistan programs of $16.8 million, and our U.S. programs of $9.6 million, offset by an increase of $2.1 million from our European programs.

Operating income was $9.2 million or 3.5 percent operating margin in the second quarter of 2017, compared to $11.3 million or 3.7 percent operating margin in the second quarter of 2016.

Second quarter 2017 diluted earnings per share were $0.49 compared to $0.55 in the second quarter 2016.

Year-to-date June 30, 2017, net cash provided by operating activities was $5.7 million, a decrease of $13.5 million compared to the 2016 period. Days sales outstanding was 59 days in the second quarter of 2017 compared to 52 days in the second quarter of 2016.

The Company ended the second quarter of 2017 with a total debt balance of $78.0 million, which was down from $85.0 million at the end of 2016. As of June 30, 2017, the Company had a total consolidated indebtedness to consolidated EBITDA (total leverage ratio) of 1.61 to 1.00x.

The Company ended the second quarter 2017 with total backlog of $2.8 billion and funded backlog of $0.9 billion.

Exhibit 99.1

2017 Guidance
"We are reaffirming our 2017 guidance for revenue, operating margin, net income, diluted EPS, and net cash provided by operating activities," said Matt Klein, chief financial officer of Vectrus.
.

2017 guidance details include:

$ millions, except for operating margin and per share amounts	2017 Guidance
Revenue	$990	to	$1,090
Operating Margin	3.40%	to	3.60%
Net Income	$18.7	to	$22.3
Diluted EPS[1]	$1.68	to	$2.00
Net Cash Provided by Operating Activities	$22.0	to	$28.0

The Company notes that forward-looking statements of future performance made in this release, including 2017 guidance, are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call
Management representatives will conduct an investor briefing and conference call at 5 p.m. EDT on Tuesday, August 8, 2017.

U.S.-based participants may dial into the conference call at 877-407-0792, while international participants may dial 201-689-8263. For all other listeners, a live webcast of the briefing and conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com.
A replay of the briefing will be posted on the Vectrus website shortly after completion of the call, and will remain available for one year. A telephonic replay will also be available through August 22, 2017, at 844-512-2921 (domestic) or 412-317-6671 (international) with pass code 13667564.

Footnotes:
1 2017 diluted EPS guidance is calculated using the estimated weighted average diluted common shares outstanding at December 31, 2017 of 11.2 million.

Exhibit 99.1

About Vectrus
Vectrus is a leading, global government services company with a history in the services market that dates back more than 70 years. The company provides facility and logistics services and information technology and network communication services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 5,600 employees spanning 143 locations in 18 countries. In 2016, Vectrus generated sales of $1.2 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements in 2017 Guidance above about our revenue, operating margin, net income, EPS and net cash provided by operating activities for 2017 and other assumptions contained therein for purposes of such guidance, debt payments, expense savings, contract opportunities, bids and awards, collections, business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: our dependence on a few large contracts for a significant portion of our revenue; competition in our industry; our ability to submit proposals for and/or win potential opportunities in our pipeline; our ability to retain and renew our existing contracts; protests of new awards; our international operations, including the economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. government military operations, including its operations in Afghanistan; changes in, or delays in the completion of, U.S. or international government budgets; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog; our maintaining our good

Exhibit 99.1

relationship with the U.S. government; impairment of goodwill; our performance of our contracts and our ability to control costs; our level of indebtedness; our compliance with the terms of our credit agreement; subcontractor and employee performance and conduct; our teaming arrangements with other contractors; economic and capital markets conditions; any future acquisitions, investments or joint ventures; our ability to retain and recruit qualified personnel; our maintenance of safe work sites and equipment; our compliance with applicable environmental health and safety regulations; our ability to maintain required security clearances; any disputes with labor unions; costs of outcome of any legal proceedings; security breaches and other disruptions to our information technology and operations; changes in our tax provisions or exposure to additional income tax liabilities; changes in U.S. generally accepted accounting principles; accounting estimates made in connection with our contracts; our exposure to interest rate risk; our compliance with public company accounting and financial reporting requirements; timing of payments by the U.S. government; risks and uncertainties relating to the spin-off from our former parent; and other factors set forth in Part I, Item 1A, – “Risk Factors,” and elsewhere in our 2016 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
(In thousands, except per share data)	2017	2016	2017	2016
Revenue	$259,318	$307,895	$549,380	$618,577
Cost of revenue	233,583	280,644	498,283	564,354
Selling, general and administrative expenses	16,531	15,953	30,244	31,113
Operating income	9,204	11,298	20,853	23,110
Interest (expense) income, net	(1,070)	(1,736)	(2,204)	(3,048)
Income from operations before income taxes	8,134	9,562	18,649	20,062
Income tax expense	2,673	3,512	6,520	7,422
Net income	$5,461	$6,050	$12,129	$12,640

Earnings per share
Basic	$0.50	$0.57	$1.11	$1.19
Diluted	$0.49	$0.55	$1.09	$1.16
Weighted average common shares outstanding - basic	10,987	10,702	10,948	10,665
Weighted average common shares outstanding - diluted	11,191	10,958	11,132	10,913

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share information)	2017	2016
Assets	(unaudited)
Current assets
Cash	$49,489	$47,651
Receivables	165,082	172,072
Costs incurred in excess of billings	18,604	11,002
Other current assets	6,517	13,412
Total current assets	239,692	244,137
Property, plant, and equipment, net	2,975	3,061
Goodwill	216,930	216,930
Other non-current assets	1,374	1,177
Total non-current assets	221,279	221,168
Total Assets	$460,971	$465,305
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	104,809	118,055
Billings in excess of costs	2,707	1,421
Compensation and other employee benefits	34,326	34,917
Short-term debt	19,250	15,750
Other accrued liabilities	18,989	17,693
Total current liabilities	180,081	187,836
Long-term debt, net	57,723	67,842
Deferred tax liability	85,844	89,667
Other non-current liabilities	3,082	2,559
Total non-current liabilities	146,649	160,068
Total liabilities	326,730	347,904
Commitments and contingencies (Note 12)
Shareholders' Equity
Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; 11,075,220 and 10,894,924 shares issued and outstanding	111	109
Additional paid in capital	66,768	63,910
Retained earnings	70,047	57,959
Accumulated other comprehensive loss	(2,685)	(4,577)
Total shareholders' equity	134,241	117,401
Total Liabilities and Shareholders' Equity	$460,971	$465,305

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	June 30,	July 1,
(In thousands)	2017	2016
Operating activities
Net income	$12,129	$12,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	794	1,012
Loss on disposal of property, plant, and equipment	—	389
Stock-based compensation	2,995	3,268
Amortization of debt issuance costs	381	578
Changes in assets and liabilities:
Receivables	8,791	33,458
Other assets	(640)	1
Accounts payable	(14,793)	(25,459)
Billings in excess of costs	1,286	346
Deferred taxes	(4,553)	(5,265)
Compensation and other employee benefits	(1,411)	3,134
Other liabilities	757	(4,820)
Net cash provided by operating activities	$5,736	$19,282
Investing activities
Purchases of capital assets	(364)	(317)
Proceeds from the disposition of assets	—	111
Distributions from equity investment	—	89
Net cash (used in) investing activities	$(364)	$(117)
Financing activities
Repayments of long-term debt	(7,000)	(9,000)
Proceeds from revolver	18,000	69,000
Repayments of revolver	(18,000)	(69,000)
Proceeds from exercise of stock options	1,886	431
Payment of debt issuance costs	—	(221)
Payments of employee withholding taxes on share-based compensation	(612)	(651)
Net cash (used in) financing activities	$(5,726)	$(9,441)
Exchange rate effect on cash	2,192	270
Net change in cash	1,838	9,994
Cash-beginning of year	47,651	39,995
Cash-end of period	$49,489	$49,989
Supplemental Disclosure of Cash Flow Information:
Interest paid	$2,021	$3,060
Income taxes paid	$2,629	$13,494
Non-cash investing activities:
Purchase of capital assets on account	$344	$—

Exhibit 99.1

SUPPLEMENTAL INFORMATION
Revenue by military branch for the periods presented below was as follows:

	Three Months Ended				Six Months Ended
	June 30,		July 1,		June 30,		July 1,
(In thousands)	2017		2016		2017		2016
Military branch	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Army	$216,554	84%	$258,193	84%	$468,693	85%	$521,220	84%
Navy	5,255	2%	4,697	1%	10,188	2%	9,496	2%
Air Force	37,509	14%	45,005	15%	70,499	13%	87,861	14%
Total Revenue	$259,318		$307,895		$549,380		$618,577

	Three Months Ended				Six Months Ended
	June 30,		July 1,		June 30,		July 1,
(in thousands)	2017		2016		2017		2016
Contract type	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Firm-Fixed-Price	$63,232	24%	$77,233	25%	$135,039	25%	$157,626	25%
Cost-Plus and Cost Reimbursable ¹	196,086	76%	230,662	75%	414,341	75%	460,951	75%
Total Revenue	$259,318		$307,895		$549,380		$618,577

¹ Includes time and material contracts

	Three Months Ended				Six Months Ended
	June 30,		July1,		June 30,		July1,
(In thousands)	2017		2016		2017		2016
Contract Relationship	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Prime Contractor	$251,990	97%	$285,156	93%	$537,040	98%	$570,820	92%
Sub Contractor	7,328	3%	22,739	7%	12,340	2%	47,757	8%
Total Revenue	$259,318		$307,895		$549,380		$618,577

Source: Vectrus, Inc.